As filed with the Securities and Exchange Commission on October 6, 2000.
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                              NORTH VALLEY BANCORP
             (Exact name of registrant as specified in its charter)
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
         California                            6022                    94-2751350
 (State or other jurisdiction      (Primary Standard Industrial     (I.R.S. Employer
of incorporation or organization)   Classification Code Number)    Identification No.)

                                ----------------
                  880 East Cypress Avenue, Redding, California
                  96002, (530) 221-8400 (Address, including zip
                      code, and telephone number, including
             area code, of registrant's principal executive offices)
                                ----------------
                               MICHAEL J. CUSHMAN
                      President and Chief Executive Officer
                              North Valley Bancorp
                             880 East Cypress Avenue
                            Redding, California 96002
                                 (530) 221-8400
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                ----------------
                                   Copies to:
       JOSEPH G. MASON, ESQ.                     JAMES M. ROCKETT, ESQ.
        GLENN T. DODD, ESQ.                      VENRICE R. PALMER, ESQ.
        RICK J. GEORGE, ESQ.                      KEITH D. UNGLES, ESQ.
         Coudert Brothers                 McCutchen, Doyle, Brown & Enersen, LLP
   303 Almaden Boulevard, 5th Floor              Three Embarcadero Center
   San Jose, California 95110-2721            San Francisco, California 94111
          (408) 297-9982                              (415) 393-2000

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box. [ ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] File No. 333-93597
         If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein is a combined prospectus that also relates to 1,644,238 shares of common stock registered on Registration No. 333-93597 that have not yet been sold.
                                ----------------
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                                           CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                              Proposed            Proposed
    Title of Each Class of                Amount to       Maximum Offering    Maximum Aggregate         Amount of
 Securities to Be Registered           Be Registered(1)    Price Per Share     Offering Price      Registration Fee(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share    550,413 shares        $13.4375           $22,094,448            $6,142.26
======================================================================================================================
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(1)      This Registration Statement relates to securities of the Registrant issuable to holders of common stock of Six Rivers National Bank, a national banking association ("SRNB"), in the proposed merger of SRNB with the Registrant. Represents the approximate number of shares of common stock of the Registrant to be issued upon the consummation of the merger, based upon the number of shares of SRNB common stock outstanding on December 21, 1999 (including shares issuable upon the exercise of options pursuant to SRNB's stock option plan), all as provided in the Agreement and Plan of Reorganization and Merger dated
         October 3, 1999, as amended, attached as Annex A to the joint proxy statement/prospectus incorporated by reference herein.

(2) Pursuant to Rule 457(f) and (o), the registration fee for this Registration Statement and for Registration Statement No. 333-93597 was computed on the basis of $13.4375, the market value of the common stock of SRNB to be exchanged in the merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low price per share of such stock as quoted on the Nasdaq National Market on December 21, 1999, and 1,644,238, the maximum number of shares of SRNB which may be received by the Registrant and cancelled upon consummation of the plan of reorganization and merger described herein.

                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act"), to register an additional 550,413 shares of Common Stock, comprising the same class of securities covered by an earlier Registration Statement (File No. 333-93597) filed by North Valley Bancorp for the same offering and declared effective by the Securities and Exchange Commission on February 7, 2000. The earlier Registration Statement covers 1,644,238 shares of Common Stock. Additional shares are being registered at this time due to the effect of the conversion ratio in the merger, under which the actual number of shares to be issued upon closing of the merger may fluctuate due to daily changes in the market price of the shares prior to the closing date. However, because the filing fee for the earlier Registration Statement was calculated under Rule 457(f) and (o) based on the maximum aggregate offering price, and the maximum aggregate offering price has not changed, no additional filing fee is being paid for this Registration Statement.


                           INCORPORATION BY REFERENCE

         Unless otherwise inconsistent with this Registration Statement, the information contained in Registration Statement No. 333-93597 is incorporated in this Registration Statement by reference to such earlier Registration Statement.


                                     PART II

                     Information Not Required in Prospectus


Item 21.       Exhibits and Financial Statement Schedules.

               (a)  Exhibits:


               An Exhibit Index has been attached as part of this Registration Statement and is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redding, State of California, on the 5th day of October, 2000.


                                        NORTH VALLEY BANCORP


                                        By /s/ MICHAEL J. CUSHMAN
                                           -----------------------------------
                                           Michael J. Cushman
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                          TITLE                       DATE


/s/ MICHAEL J. CUSHMAN          President and Chief Executive    October 5, 2000
------------------------------  Officer (Principal Executive
Michael J. Cushman              Officer) and Director


/s/ SHARON L. BENSON            Senior Vice President and Chief  October 5, 2000
------------------------------  Financial Officer (Principal
Sharon L. Benson                Financial Officer and Principal
                                Accounting Officer)


/s/ RUDY V. BALMA               Chairman and Director            October 5, 2000
------------------------------
Rudy V. Balma

/s/ WILLIAM W. COX              Director                         October 5, 2000
------------------------------
William W. Cox


                                Director                         October 5, 2000
------------------------------
Royce L. Friesen


/s/ DAN W. GHIDINELLI           Director                         October 5, 2000
------------------------------
Dan W. Ghidinelli


                                Director                         October 5, 2000
------------------------------
Thomas J. Ludden


/s/ DOUGLAS M. TREADWAY         Director                         October 5, 2000
------------------------------
Douglas M. Treadway


/s/ J.M. WELLS, JR.             Director                         October 5, 2000
------------------------------
J.M. Wells, Jr.

                                  EXHIBIT INDEX

         EXHIBIT
          NUMBER                   DOCUMENT DESCRIPTION


           5.1           Opinion of Coudert Brothers.

           23.1          Consent of Deloitte & Touche LLP (NVBancorp).

           23.2          Consent of Deloitte & Touche LLP  (SRNB).

           23.3          Consent of Coudert Brothers (included in Exhibit 5.1).

           23.4          Consent of Hoefer & Arnett Incorporated.

           23.5          Consent of Alex Sheshunoff & Co. Investment Banking.

           23.6          Consent of McCutchen, Doyle, Brown & Enersen, LLP.